STATE OF GEORGIA

COUNTY OF FULTON

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This Agreement of Purchase and Sale for  Commercial Property (the “Agreement”) by and between Stanley Konter, Rose Konter , Natalie Sarnat, Jonathan Sarnat, Elissa Konter & Harris Konter (“Seller”) and Blue Earth Solutions Georgia, Inc., a Georgia Corporation, a wholly owned subsidiary of Blue Earth Solutions, Inc., a Nevada Corporation (“Purchaser”) wherein Seller agrees to sell and Purchaser agrees to purchase property under the terms and conditions set forth herein.

1.           PROPERTY.  Purchaser agrees to buy, and Seller agrees to sell, all that real property located in Land Lot 63 of the 14th District Fulton County, Georgia containing approximately  2.6  acres, more or less commonly known as 3428 Browns Mill Rd.  Atlanta, GA, as more particularly described in Exhibit "A" attached hereto and incorporated herein, together with all improvements now located thereon, including all electrical, mechanical, plumbing and other systems and all fixtures located therein, as well as plants, trees, and shrubbery thereon (collectively, the “Property”).  For purposes of this Agreement, the “Execution Date” is the last date this Agreement is signed by either Purchaser or Seller as noted in the signature block hereof.

2.           PURCHASE PRICE.  The purchase price ("Purchase Price") of the Property shall be One Million Two Hundred Seventy Thousand and no/100 Dollars ($1,270,000 US) and shall be paid to Seller at Closing (as hereinafter defined),  The Purchase Price shall be paid at Closing by bank wire transfer or by certified check of funds available for immediate credit.

3.           EARNEST MONEY.
 (a) Within five (5) business days after the parties have executed the Agreement, Purchaser shall deposit with Escrow Agent the sum of Twenty-Five Thousand Dollars ($25,000 US) by check payable to Escrow Agent, which payment is hereinafter referred to as "Earnest Money."  The Earnest Money shall be refundable to Purchaser should the Atlanta Development Authority fail to issue the proposed Solid Waste Facilities Revenue Bonds and disburse authorized acquisition proceeds for the purchase of the Property on or before the Closing Date (and any extensions thereof) as defined herein (“Financing Contingency”).  The Earnest Money shall be applicable to the Purchase Price at Closing and shall reduce the Purchase Price in an equal amount at the Closing.

(b)           Prior to any disbursal by Escrow Agent other than at Closing, Escrow Agent shall notify the parties hereto of Escrow Agent’s intent to disburse in writing.  In the event Escrow Agent has not received a written objection to such disbursal within five (5) days after such notice, then the making of such disbursal shall discharge Escrow Agent of all further duties and liabilities hereunder with regard to the Earnest Money. In the event that any party disputes the proposed disbursal and Escrow Agent is unable to resolve the dispute, then Escrow Agent may tender the Earnest Money (less any costs incurred by Escrow Agent for doing so) into a court of competent jurisdiction which shall discharge Escrow Agent of all further duties and liabilities hereunder with regard to the Earnest Money.  If this Agreement is terminated by Purchaser for any reason permitted under this Agreement, Escrow Agent shall immediately refund the Earnest Money to Purchaser, and no party hereto shall have any further rights or obligations hereunder, except with respect to the indemnities contained herein.

(c)           The parties hereto agree Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties in Escrow Agent’s capacity as escrow agent hereunder, and Escrow Agent shall not be liable to either of the parties for any action or omission on Escrow Agent’s part taken or made in good faith, but Escrow Agent shall be liable for its acts of bad faith, in breach of this Agreement or gross negligence or willful misconduct.  Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in breach of this Agreement or involving gross negligence or willful misconduct on the part of the Escrow Agent.

4.           TITLE.  Seller agrees to convey good and marketable fee simple title to the Property to Purchaser by limited warranty deed.  Good and marketable fee simple title is hereby defined as title which is insurable by a national title company (the “Title Company”) at its standard rates on an ALTA Owner Policy and in the amount of the Purchase Price, without exception other than the following "Permitted Title Exceptions":  (a) zoning ordinances affecting the Property; (b) general utility, sewer and drainage easements of record upon which any buildings in the Property do not encroach; (c) subdivision restrictions of record; (d) current city, county and state ad valorem property and sanitary taxes not yet due and payable; and (e) leases and other easements, restrictions and encumbrances specified in this Agreement or on Exhibit “B” attached hereto and incorporated herein by reference. Purchaser shall have thirty (30) calendar days following the execution of this Agreement to examine title to the Property and to furnish Seller with a written statement of objections affecting the marketability or insurability of said title, other than the Permitted Title Exceptions ("New Title Objections"). Seller shall then have up to fifteen (15) calendar days after receipt of Purchaser’s written notice of New Title Objections in which to correct any such New Title Objections, and Seller agrees that it shall take all reasonable measures, including the payment of money, to satisfy all New Title Objections. If Seller fails or refuses to satisfy any such objections, then, at the option of Purchaser, (i) the Closing Date shall be extended by agreement between the parties for a reasonable time for Seller to satisfy such objections, (ii) Purchaser may waive its objections and proceed to Closing and the matters not cured shall become permitted encumbrances on the warranty deed, or  (iii) Purchaser may terminate this Agreement and Escrow Agent shall immediately return all Earnest Money to Purchaser.  The Closing Date will be deferred as necessary to comply with this Paragraph 4 should Purchaser elect option (i) and the Financing Contingency shall apply to any such closing date deferral.  Seller shall deliver to Purchaser within ten (10) calendar days following the Execution Date a copy of all title policies and surveys for the Property in Seller’s possession or control, together with copies of all documents which appear as exceptions to title in said title insurance policies. Seller and Purchaser agree that such papers as may be necessary or appropriate to carry out the terms of this Agreement shall be produced, executed, and delivered by such parties at the times required to fulfill the terms and conditions of this Agreement.

5.           INSPECTION.  Commencing as of the Execution Date, Purchaser, its agents, or representatives, at Purchaser’s expense and at all times before Closing, shall have the right during regular business hours (or such other times as approved by Seller from time to time) to enter upon the Property for the purpose of inspecting, examining, doing borings, environmental studies testing, and surveying the Property.  Seller shall deliver to Purchaser, within five (5) calendar days following the Execution Date, all information it has in its possession or control with respect to the Property, including without limitation, engineering reports, soil tests and environmental tests, reports, studies and audits.  Purchaser shall have a thirty (30) day period (the "Due Diligence Period") after the Execution Date during which to decide whether in its sole and absolute discretion the Property is satisfactory for Purchaser's acquisition.  Purchaser shall have the right to terminate this Agreement by sending Seller on or before the end of the Inspection Period, a written termination notice and the Earnest Money shall be completely refundable to Purchaser during the entire length of the Inspection Period.  Purchaser shall and does hereby agree to indemnify, defend and hold harmless Seller and Brokers or others from any loss or damages as a result of the exercise by Purchaser of the rights herein granted, including any damage resulting from the negligence of Purchaser or Purchaser’s agents, employees or contractors.  This indemnity shall survive the rescission, cancellation, termination or consummation of this Agreement.

6.           CLOSING. The closing date ("Closing Date") shall occur upon the earlier of within fifteen business days following the funding of the Solid Waste Facilities Revenue Bonds closing or by February 28, 2009.  The consummation of the sale contemplated hereby (the "Closing") shall be at the office of Escrow Agent  or any other mutually agreed upon location at a specified time on a date designated by Purchaser to Seller at least five (5) calendar days prior to the Closing Date, unless extended pursuant to the terms of this Agreement. Seller shall deliver, and Purchaser shall take, possession of the Property on the Closing Date.  Purchaser shall pay all recording costs of this transaction including document recording costs, all intangible taxes and Purchaser’s attorneys’ fees.  Seller shall pay the State of Georgia Real Estate Transfer Tax on the Warranty Deed from Seller to Purchaser. Real estate taxes based upon the most recent assessment for the Property shall be prorated as of the Closing Date for the calendar year in which the sale is closed. If the proration is incorrect by more than five percent (5%) based on the actual tax bill when issued, the party receiving the excess proration shall promptly reimburse the other to correct the misallocation upon receipt of written notice. All unpaid assessments and annual special charges applicable to the Property outstanding at Closing, including those arising between the Execution Date and the Closing Date, shall be paid at Closing by Seller, irrespective of when the same shall be due and payable. If the Property is assessed as a part of a larger tract, a sum sufficient to pay the entire tax bill for the larger tract when due shall be deposited at Closing with an escrow agent selected by Purchaser. The estimated portion of the entire tax bill allocable to the Property shall be prorated by dividing the total tax bill by the number of acres in the larger tract and multiplying the result thereof by the number of acres contained in the Property.  Seller and Purchaser shall each deposit their share of the total tax bill for the Property with the Escrow Agent.

7.           SURVEY.  Purchaser may, at Purchaser's expense, cause an accurate survey to be made of the Property by a Georgia Registered Land Surveyor of Purchaser's choice prepared in accordance with no less than the minimum standards of the State of Georgia for surveys and land surveyors.  The survey shall certify the number of acres contained within the Property, computed to the nearest 100th of an acre, including such portions of the Property as may be within all right-of-way for public use, any portion of the Property lying within the 100-year flood plain, easements of any type or description, cemeteries, or otherwise legally undevelopable area, and the location of all buildings, structures, fences and other improvements situated on the Property.  The survey shall also include acreage contained within any proposed road or right-of-way widenings, or any other taking, of which any entity having the power of eminent domain has given notice or any land required to be dedicated as a condition of a rezoning or obtaining building permits or curb cuts for the Property. The survey shall be sufficient in form and content so that the Title Company will delete the standard survey exception from its title insurance policy to be issued to Purchaser. Prior to Closing Purchaser may deliver three copies of the survey to Seller. In the event the survey discloses any matters other than Permitted Title Exceptions to which the Purchaser objects, such matters shall be deemed to be New Title Objections and the provisions of Paragraph 4 above shall apply.  If the survey is reasonably unacceptable to Seller, then Seller may, within five (5) calendar days after receipt of Purchaser's survey, notify Purchaser that the survey is unacceptable setting out all of Seller's reasons for such objections, and Seller shall appoint (at Seller's expense) a second surveyor who shall attempt to resolve with Purchaser's surveyor the discrepancies with or objections to the survey of which Seller has notified Purchaser.  In the event the two surveyors are unable to resolve such matters, then Purchaser shall have the right to terminate this Agreement and the Earnest Money shall be immediately refunded to Purchaser.  In the event the survey shows a legal description that is different from Exhibit “A”, Seller will execute a quit-claim deed with respect to the legal description drawn from the survey.  Notwithstanding the foregoing, Seller shall provide Purchaser with the most recent survey within five (5) days of the execution of this Agreement.

8.           TIME.  Time is of the essence with respect to this Agreement.

9.           BROKER.  In negotiating this Agreement, CB Richard Ellis ("CBRE") and _Empire South Commercial Real Estate_(“Empire South”)  (collectively, “Brokers”) have rendered a valuable service for which reason Brokers are made a party hereto in order to enable Brokers to enforce its commission rights hereunder.  Empire South will be compensated outside of closing detailed in a separate agreement.  Brent Weitnauer with CBRE acted as agent for the Purchaser in this transaction, and _Jon Sarnat with Empire South_ has acted as agent for the Seller. Notwithstanding Brokers’ agency relationships, it is agreed by all parties hereto that Seller shall pay CBRE a commission (the “Commission”) in cash at Closing in the amount of  Twenty Six Thousand Seven Hundred Fifty Thousand Dollars ($26,750.00).  If closing occurs on or before January 31st 2009 CBRE will be paid an additional Five Thousand Dollars ($5000) totaling Thirty One Thousand Seven Hundred Fifty Thousand Dollars ($31,750.00) from the proceeds of the Purchase Price.  Brokers acknowledge that they will not be entitled to a commission in the event that the Closing does not occur for any reason whatsoever, including default by Purchaser or Seller, and that Purchaser has no obligation to Brokers for payment of any commission arising out of the execution and delivery of this Agreement or the sale and conveyance contemplated hereby.  Purchaser, Seller and Brokers each hereby represent and warrant to each other that no party other than any named herein is entitled as a result of the actions of Seller, Purchaser or Brokers, as the case may be, to a real estate commission or other fee resulting from the execution of this Agreement or the transactions contemplated hereby, and Seller, Purchaser and Brokers hereby agree to indemnify, defend and hold each other harmless from and against any and all costs, damages and expenses, including reasonably incurred attorneys’ fees, resulting directly or indirectly from any such claim arising out of the actions of or contact with Seller, Purchaser or Brokers, as the case may be. These representations, warranties and indemnifications shall survive the rescission, cancellation, termination or consummation of this Agreement.  Brokers agree to execute and deliver such affidavits and documents as may be required in order to conform to the requirements of O.C.G.A. § 44-14-600.  Purchaser or its principals are or may be licensed real estate brokers or salesmen in the state of Georgia.

10.           CONDITION OF PROPERTY.  Seller warrants that at Closing the Property and title to the Property will be in the same condition as it is on the Acceptance Date, normal wear and tear excepted, and Seller covenants and agrees that from and after the Execution Date until the Closing or until this Agreement has been terminated pursuant to the terms hereof, Seller shall not, without the prior written consent of Purchaser, change the title to the Property, remove any trees from the Property, change or alter the physical condition of the Property, or commit waste to the Property.  However, should the Property be destroyed or damaged either physically or through condemnation (or threat thereof) before Closing, Seller shall provide Purchaser written notice of such occurrence within ten (10) calendar days after the date of casualty or receipt of condemnation notice and, at the election of Purchaser (without prejudice to any other rights or remedies available to Purchaser at law or in equity for violation or breach of this Agreement): (i) Purchaser may terminate this Agreement and all Earnest Money will be immediately returned to Purchaser by Escrow Agent; or (ii) Purchaser may consummate this Agreement and receive such insurance proceeds (or an appropriate credit against the Purchase Price, if no insurance coverage is in effect) or condemnation awards (if any) which are paid; and, in addition, Seller shall assign to Purchaser Seller's interest in and to any condemnation awards or offers or insurance proceeds as the case may be.  This latter option must be exercised by Purchaser within fifteen (15) calendar days after Seller provides Purchaser written notice of (x) the amount of insurance proceeds, if any, Seller will receive on the claim of loss or (y) the amount of the condemnation award.  Seller shall not make any casualty or condemnation settlement without Purchaser's prior written approval.

11.           REPRESENTATIONS AND WARRANTIES OF SELLER.  As a material inducement to Purchaser to enter into this Contract and as a condition to Purchaser's obligations hereunder, Seller hereby makes the following representations and warranties which are true and correct as of the date hereof and which shall he true and correct on the Closing Date:

(a) Seller has the full right and authority to enter into this Agreement and to consummate the sale of the Property as set forth herein;
(b)  Neither the entering into of this Agreement nor the consummation of the transaction herein described will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, nor will it result in a violation of any applicable law, order, rule or regulation of any governmental authority.  There is no action, suit, proceeding or investigation pending which would result in a cloud on the title to the Property or any portion thereof or which questions the validity or enforceability of the transaction herein described or any action taken in connection with said transaction in any court or before or by any federal, district, county, or municipal department, commission, board, bureau, agency or other governmental instrumentality.  No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the consummation by Seller of the transaction herein described.
(c) Seller has received no written notice of any default or breach by Seller under any covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof and Seller has no actual knowledge of the existence of any such default or breach or of any event which, with the giving of notice, the passage to time, or both, would constitute such a breach or default.
(d) There is no litigation or proceeding pending or, to the actual knowledge of Seller, threatened against or relating to the Property.
(e) There are no tenants with respect to the Property or leases with tenants that are pending and there are no persons, firms or corporations who have or may have a possessory right in the Property or any portion thereof under and pursuant to any lease, tenancy or other unusual arrangement with Seller.  With the exception of Standard Door, who occupies a portion of the property on a month to month basis.
(f) The Property has not been used as a dump or sanitary landfill, a stump pit or for disposal of construction debris or for disposal or storage of toxic or hazardous wastes.  However, there may have been releases of petroleum products on the Property.
(g) No assessments have been made against the Property which are unpaid, or shall not be paid in full, at or prior to the Closing, except those ad valorem taxes, if any, for the current year which are not yet due and payable, whether or not they have become liens; and, Seller has no actual knowledge of any assessments against the Property for public improvements not yet in place.
(h) The aforesaid representations shall survive Closing for a period of ten (10) years and shall not merge into the deed delivered at Closing.
(i) Except for the representations and warranties set forth in this Agreement or in any of the documents delivered at Closing (the “Seller’s Warranties”), this sale is made and will be made without additional representations, covenants or warranties of any kind by Seller and shall be made on an “as is”, “where is” basis, with all faults, latent or patent.  Consistent with the foregoing and subject solely to the Seller’s Warranties, effective as of the Closing Date, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby waives, relinquishes, releases and forever discharges Seller, its agents, affiliates, subsidiaries, successors and assigns (collectively, the “Releasees”) from any and all rights, claims and demands at law or in equity, whether known or unknown, which Purchaser has or may have in the future, arising  out of the physical, environmental, economic, legal or other condition of the Property.

In the event any of the representations and warranties of Seller herein made shall become untrue or incorrect between the date hereof and the date of Closing, then Seller, immediately upon learning of such untruth or incorrectness, shall notify Purchaser of the same in writing.  Purchaser shall have ten (10) days from receipt of such written notice in which to either (i) terminate this Agreement and thereafter Purchaser and Seller shall be released of all rights, duties and obligations hereunder, except for those which expressly survive termination of this Agreement, or (ii) waive the condition that such representation and warranty be as stated herein and proceed to close in accordance with the terms of this Agreement; provided, however, in the event such representation and warranty shall become untrue or incorrect between the date hereof and Closing and such untruth or incorrectness shall be caused by Seller, then Seller shall be in default hereunder and unless Seller, within twenty-four (24) hours of receipt of written notice from Purchaser demanding such representation and warranty be made true and correct, corrects such representations and warranties, then Purchaser shall have Purchaser’s rights and remedies under Section 16 hereunder.

12.           DISCLAIMER.  Seller and Purchaser acknowledge that they have not relied upon the advice or representations, if any, of Brokers, or their associate brokers or salespersons, concerning: (i) the legal or tax consequences of this Agreement in the sale of the Property; (ii) the terms and conditions of financing the Property; (iii) the purchase and ownership of the Property; (iv) the structural condition of the Property; (v) the operating condition of the electrical, heating, air conditioning, plumbing, water heating systems and appliances on the Property; (vi) the availability of utilities to the Property; (vii) the investment potential or resale value of the Property; (viii) the financial viability of Purchaser; (ix) any conditions existing on the Property which may affect the Property; (x) any matter which could have been revealed through a survey, title search or inspection of the Property; (xi) environmental matters relative to the Property.  Seller and Purchaser both acknowledge that, if such matters have been a concern to them, they have sought and obtained independent advice relative thereto.

13.           ENVIRONMENTAL MATTERS.  To Seller’s knowledge, the Property has never been used as a landfill for garbage or refuse, dump, stump pit, toxic waste dump or cemetery, or for the handling, generation, treatment, release, storage or disposal of chemicals or hazardous wastes or substances so as to create an environmental hazard.  For purposes of this Agreement, the term “hazardous wastes or substances” shall mean petroleum including crude oil or any fraction thereof, and any substance identified in CERCLA, RCRA or any federal, state or other governmental legislation or ordinance identified by its terms as pertaining to the disposal of hazardous substances or waste.  The Property is free from any hazardous or toxic materials or waste or similarly described substances under any applicable federal or state laws or regulations and there have been no violations of applicable “wetlands” regulations in connection with the development of the Property.  Seller warrants and represents that there are no storage tanks located on the Property, either above or below ground.   The aforesaid representations and warranties shall survive Closing and shall not merge into the deed delivered at Closing.  Seller shall indemnify and hold Purchaser harmless for any damages suffered or incurred by Purchaser, including reasonable and actual attorneys fees occasioned wholly or in part by Seller’s or any of Seller’s acts or omissions in contradiction or violation of this Paragraph 13.

14.ASSIGNMENT.  This Agreement, and the rights and obligations hereunder, may be assigned by Purchaser without the prior written consent of Seller, provided that such assignment is to an entity that is affiliated with or in partnership with Purchaser.  Notwithstanding the foregoing, Purchaser may not assign this Agreement without the written prior consent of Seller, which consent shall not be unreasonably withheld.  Any such approved assignee shall assume in writing all of the obligations and liabilities of Purchaser hereunder, and a copy of such assignment shall be provided to Seller in writing within two (2) business days after it is signed by Purchaser and his (its) assignee.  No such assignment shall release the original Purchaser from liability to Seller as set forth in this Agreement.

15.           AUTHORITY.  Each individual or entity executing this Agreement in any representative capacity warrants that such individual or entity is authorized to execute this Agreement on behalf of the person or entity on whose behalf such person or entity is shown to be acting.  Seller shall deliver to Purchaser at Closing an affidavit certifying: (i) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code; (ii) that Seller is not subject to withholding under Georgia statutes; and (iii) such other affidavits, tax returns and other documents as may be required by Georgia withholding requirements, and Seller shall and does hereby indemnify and agree to hold Purchaser harmless for any loss, cost or expense incurred by Purchaser by virtue of Seller's failure to comply with Georgia withholding requirements.

16.           DEFAULT.  In the event of Purchaser's default under this Agreement, including, but not limited to, failure to consummate the purchase as herein provided, Seller agrees to provide Purchaser with written notice of such default specifying the nature of such default.  Purchaser shall have a ten (10) day period after the date of receipt of said notice in which to commence to cure said default. In the event that Purchaser does not commence to cure said default within said ten (10) day period and the transaction contemplated hereby is not closed by reason of Purchaser's default (and Seller has performed all of its obligations hereunder and all conditions precedent to Purchaser's obligation to Close have been met or fulfilled), then the Earnest Money shall be paid to Seller as full liquidated damages, this Agreement shall be null and void, and none of the parties hereto shall have any further rights or obligations hereunder.  Purchaser and Seller acknowledge that it would be difficult if not impossible to ascertain more precisely the actual damages which might be suffered by Seller as a result of any default by Purchaser and agree that such liquidated damages are a reasonable estimate thereof are not intended as a penalty but rather as full liquidated damages and shall be Seller's sole remedy in the event of Purchaser's default, Seller hereby waiving the remedy of specific performance.  If the purchase of the Property is not consummated in accordance with the terms and conditions of this Agreement because of Seller’s default, Purchaser being ready, willing, and able to perform all obligations imposed upon Purchaser hereby, the Earnest Money shall be returned to Purchaser within five (5) business days of written demand from Purchaser to Escrow Agent and Seller and in addition, Purchaser shall have the right, at its sole election: (a) to terminate this Agreement; (b) to pursue specific performance of Seller’s obligations under this Agreement; or, if specific performance is an inadequate remedy as a result of the acts or omissions of Seller, to pursue its remedies at law and equity.

17.           NOTICES.  Any notices or demands permitted or required hereunder shall be in writing, shall include a copy to all parties hereto, and shall be deemed to have been duly given as of the date and time that same are hand delivered or are received via confirmed facsimile transmittal or are deposited with the United States Postal Service, Certified Mail, return receipt requested, postage prepaid, or delivered via a national recognized overnight carrier with delivery tracking and addressed to the parties hereto at the addresses contained herein, or such other addresses as the parties hereto shall from time to time designate to the others by notice in writing as herein provided. In the event that any notice or performance date shall be required to be performed on a weekend or legal holiday then such date shall automatically be extended to the end of the next regular business day.

As to Purchaser:	As to Seller:

Name: Blue Earth Solutions, Inc.	Name: Stan Konter
Attention: Jim Cohen, Jr.	Attention: __________________________
Address: 1311 Granville, Ave.	Address: 200 East 31st Street
City, State: Clermont, FL	City, State: Savannah , GA
Zip Code: 34711	Zip Code: 31401
Fax No.: 352-729-0149	Fax No.: 912-355-3617
E-mail: jamesjr@blueearthsolutions.com	E-mail: stan@sabre-tech.com

As to Broker:	As to Co-Broker:

Name: CB Richard Ellis, Inc.	Name: Empire South CRE
Attention: Brent Weitnauer	Attention: Jon Sarnat
Address: 1280 Peachtree Rd. Suite 1400	Address: 1845 Defoor Ave
City, State Atlanta, GA	City, State: Atlanta, GA
Zip Code: 30305	Zip Code: 30318
Fax No.: 404-923-1593	Fax No.: 404-581-5884
E-mail: brent.weitnauer@cbre.com	E-mail: jon@empiresouth.com

As to Escrow Agent:

Name: The Anderson Firm, LLC
Attention: Catherine Y. Gibson, Esq.
Address: 44 Broad Street, Suite 800
City, State: Atlanta, Georgia
Zip Code: 30303
Fax No.: 404-521-1919
E-mail: cgibson@theandersonfirm.com

Such notices shall be deemed to have been given as of the date and time actually received by the receiving party, or the date of refusal to accept delivery or inability to deliver, as shown on the return receipt.  In the event no address for purpose of notice is specified with respect to a particular party as required by this Section, any other party may direct notices to such party at any business or residential address known to such other party.  Any such notice to an unspecified address shall be effective when delivered personally or, with respect to mailed notices, upon actual receipt by the party to whom such notice is directed, or the date of refusal to accept delivery or inability to deliver, as shown on the return receipt.

18.           GENERAL. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be binding unless signed by all parties to this Agreement.  No agreement, representation, promise, or inducement not included in this Agreement shall be binding upon any party hereto. The headings at the beginning of each paragraph are for clarification purposes only and are not intended to alter the context of this Agreement.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.  Time is of the essence of this Agreement.  This Agreement shall be interpreted in all respects in accordance with the laws of the state of Georgia.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.  This Agreement may be executed in several counterparts, each of which shall constitute an executed original hereof. Purchaser's obligation to close hereunder shall be conditioned upon the following: (i) the performance by Seller of all the obligations herein imposed on Seller; (ii) the truth and correctness, as of the Closing Date, of all representations and warranties made by Seller herein;  (iii) that, except for natural wear and tear and the provisions of Section 10, the Property will be in the same condition on the Closing Date as existed on the Execution Date and (iv) the Atlanta Development Authority issues the Solid Waste Facilities Revenue Bonds and disburses the authorized acquisition proceeds for the purchase of the Property on or before the Closing Date.  In the event one or more of the foregoing conditions to Closing have failed at Closing, Purchaser shall have the right, at its option, to terminate this Agreement and receive a return of the Earnest Money (less the sum of one hundred dollars ($100.00) which shall be delivered to Seller as option money for entering into this Agreement), without prejudice to any right or remedy afforded Purchaser under this Agreement, at law or in equity.  Conditions precedent to the obligation of either party to close hereunder, if any, are for the benefit of such party only, and any and all of said conditions may be waived in the discretion of the party benefited thereby.  Additional Special Stipulations attached hereto shall, if conflicting with the foregoing, control.

19.           1031 EXCHANGE.  Seller and/or Purchaser may effect a tax-free exchange (each, an “Exchange”) in accordance with Section 1031 of the Internal Revenue Code of 1986, as amended, which Exchange will involve an exchange of another property or  properties, and the Property, so long as same does not postpone the Closing Date.  Seller and Purchaser agree to accommodate the other party by participating in the Exchange provided that (i) neither Purchaser nor Seller shall incur any costs, expense or liability in connection with the other party’s Exchange, (ii) Seller shall indemnify, defend and hold Purchaser harmless from and against any and all cost, loss, liability and expenses arising out of or in connection with Seller’s Exchange, (iii), Purchaser shall indemnify, defend, and hold Seller harmless from and against any and all cost, loss, liability and expenses arising out of or in connection with Purchaser’s Exchange, and (iv) every Exchange is carried out in accordance with all applicable laws and all documentation concerning the Exchange shall b reasonably satisfactory in all respects to the other party and its respective attorneys, (v) the Exchange does not adversely affect the other party in any material respect, regarding the terms and conditions of the transaction, and (vi) the Exchange does not have an adverse effect on title set forth in this Agreement.  The terms and provisions of this Section 19 shall survive the Closing.

20.           All parties acknowledge that some of the Sellers are licensed real estate brokers or salesmen in the State of Georgia.

THIS AGREEMENT has been executed first by Purchaser and shall be deemed a continuing offer by Purchaser to purchase until the ______ day of December, 2008, at 5:00 p.m. EST.  If an executed and unaltered acceptance hereof is not returned to the address noted below of Purchaser by said time, such offer shall he deemed withdrawn.  Purchaser acknowledges that Purchaser has read and understood the terms of this Agreement and has received a copy of it.

IN WITNESS WHEREOF, the parties hereto have set their respective hands and affixed their seals in the day and year indicated below.

(SIGNATURES ON NEXT PAGE)

Signed and delivered in the presence of:	SELLER
/s/ illegible	Stanley Konter By: /s/ Stanley Konter Date Executed: 1/8/09
Witness
Rose Konter By: /s/ Rose Konter Date Executed: 1/8/09

Natalie Sarnat By: /s/ Natalie Sarnat Date Executed: 1/11/09

Jonathan Sarnat By: /s/ Jonathan Sarnat Date Executed: 1/11/09

Elissa Konter By: /s/ Elissa Konter Date Executed: 1/11/09

Harris Konter By: /s/ Harris Konter Date Executed: 1/11/09

PURCHASER: Blue Earth Solutions, Inc. a Georgia Corporation
Signed and delivered in the presence of: /s/ Bryan Clark	By: /s/ James Cohen Jr. Name: James Cohen Jr. Title: President Date Executed: 1/5/09
Witness
BROKER: CB Richard Ellis, Inc.
Signed and delivered in the presence of: /s/ illegible	By: /s/ John Ferguson Name: John Ferguson Title: Managing Director Date Executed: 1/13/09
Witness
CO-BROKER: Empire South CRE
Signed and delivered in the presence of: /s/ illegible	By: /s/ Jonathan Sarnat Name: Jonathan Sarnat Title: Owner Date Executed: 1/11/09
Witness
ESCROW AGENT: The Anderson Firm, LLC
Signed and delivered in the presence of: /s/ illegible	By: /s/ Catherine Gibson Name: Catherine Gibson Title: Manager Date Executed: 1/15/09
Witness

EXHIBIT “A”

"PROPERTY”

ALL that tract or parcel of land lying and being in Land Lot 63 of the 14th District of Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin found on the Southeasterly side of Browns Mill Road, said pin located 569 feet Northeasterly from the corner formed by the intersection of the Southeasterly side of Browns Mill Road and the Northeasterly side of Zip Industrial Boulevard, as measured along the Southeasterly side of Browns Mill Road; running thence Northeasterly along the Southeasterly side of Browns Mill Road, 35.82 feet to an iron pin set; thence South 51 degrees 04 minutes 49 seconds East, 161.56 feet to an angle iron found; then North 03 degrees 27 minutes 30 seconds East, 34.01 feet to an iron pin set; then South 84 degrees 08 minutes 23 seconds East, 291.02 feet to an iron pin found; thence North 04 degrees 43 minutes 36 seconds East, 298.69 feet to an iron pin found; thence South 84 degrees 06 minutes 57 seconds East, 89.63 feet to an iron pin set; thence Southwesterly  along an abandoned rail line the following courses and distances;  South 06 degrees 49 minutes 30 seconds West, 173.19 feet; South 10 degrees 19 minutes 30 seconds West, 106.8 feet; South 22 degrees 12 minutes 30 seconds West, 94.03 feet; South 37 degrees 54 minutes West, 94.29 feet; South 49 degrees 08 minutes West, 97.26 feet; South 50 degrees 44 minutes 15 seconds West, 165.83 feet to an iron pin set; thence North 44 degrees 22 minutes 17 seconds West, 191.75 feet to an iron pin found; thence North 41 degrees 09 minutes 57 seconds East, 132.95 feet to an iron pin found; thence North 48 degrees 43 minutes 34 seconds West, 229.17 feet to an iron pin found on the Southeasterly  side of Browns Mill Road and the point of beginning; being improved property known as 3428 Browns Mill Road, Atlanta, Georgia, as per survey for Ken Marchman, dated December 13, 2002, prepared by Delta Surveyors, Inc., which is incorporated herein by reference.

EXHIBIT ”B”

“PERMITTED TITLE EXCEPTIONS”